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                               Exhibit (c)(2)
                               --------------

                          FORM OF SUPPORT AGREEMENT

     THIS SUPPORT AGREEMENT (this "Agreement") is made and entered into as of November 10, 1998, by and between Oracle Corporation, a Delaware corporation ("Parent"), and ________________ ("Seller").

                                   RECITALS

     A. Concurrently with the execution and delivery of this Agreement, Parent, KL Acquisition Corporation (the "Purchaser"), a Delaware corporation and a
                                 ---------
wholly owned subsidiary of Parent, and Concentra Corporation, a Delaware corporation (the "Company"), are entering into an Agreement and Plan of Merger
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of even date herewith (the "Merger Agreement"), pursuant to which the Purchaser
                            ----------------
agrees to make a tender offer (the "Offer") for all outstanding shares (the

"Shares") of Common Stock of the Company, par value $0.00001 per share (the
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"Company Common Stock"), and the associated Series A Participating Cumulative
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Preferred Stock purchase rights (collectively, the "Rights") issued pursuant to
                                                    ------
the Rights Agreement between the Company and First National Bank of Boston, as Rights agent, dated as of April 24, 1997 (the "Rights Agreement"), at a price of
                                               ----------------
$7.00 per Share (the "Offer Price") net to the seller in cash, to be followed by
                      -----------
a merger (the "Merger") of the Purchaser with and into the Company (capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement);

     B. As of the date hereof, Seller beneficially owns directly __________ Shares and their associated Rights (the "Owned Shares"); and
                                         ------------

     C. As a condition to their willingness to enter into the Merger Agreement and make the Offer, Parent and the Purchaser have required that Seller agree, and, in order to facilitate the Offer and the Merger, Seller is willing to agree, (i) to tender pursuant to the Offer the Owned Shares, together with any Shares (and associated Rights) acquired after the date hereof and prior to the termination of the Offer, whether upon the exercise of options, conversion of convertible securities or otherwise (collectively, the "Tender Shares"), on the terms and subject to the conditions provided for in this Agreement, and (ii) to enter into the other agreements set forth herein.

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration given to each party hereto, the receipt of which is hereby acknowledged, the parties agree as follows:

     1.  Agreement to Tender and Vote.
         ----------------------------

          1.1  Tender.  Seller hereby agrees to use its best efforts to assist
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in the tender offer process so as to achieve as large an amount of tendered shares as possible (provided, however, that Seller shall not be required to expend significant funds in connection with such
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assistance), including, without limitation, to validly tender (or cause the record owner of such shares to validly tender) the Tender Shares pursuant to and in accordance with the terms of the Offer, as soon as practicable after commencement of the Offer (but in no event later than five business days after the filing of the Offer Documents with the SEC, in the case of the Owned Shares, or the first business day following their acquisition, in the case of any other Tender Shares), by physical delivery of the certificates therefor and to not withdraw such Tender Shares, except following termination of this Agreement pursuant to Section 2 hereof. Seller hereby acknowledges and agrees that Parent's and the Purchaser's obligation to accept for payment and pay for the Tender Shares is subject to the terms and conditions of the Offer. Seller hereby agrees to permit Parent and the Purchaser to publish and disclose in the Offer Documents and, if approval of the Company's stockholders is required under applicable law, the Proxy Statement (including all related documents and schedules filed with the SEC) his identity and ownership of the Tender Shares and the nature of his commitments, arrangements and understandings under this Agreement.

          1.2  Voting.  Seller hereby agrees that, during the time this
               ------
Agreement is in effect, at any meeting of the stockholders of the Company, however called, Seller shall (a) vote the Tender Shares in favor of the Merger;
(b) vote the Tender Shares against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement; and (c) vote the Tender Shares against any action or agreement (other than the Merger Agreement or the transactions contemplated thereby) that would impede, interfere with, delay, postpone or attempt to discourage the Merger or the Offer, including, but not limited to: (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any of its Subsidiaries; (ii) a sale or transfer of a material amount of assets of the Company or any of its Subsidiaries, or a reorganization, recapitalization or liquidation of the Company and its Subsidiaries; (iii) any change in the management or Board of Directors of the Company, except as otherwise agreed to in writing by Parent; (iv) any material change in the present capitalization or dividend policy of the Company; or (v) any other material change in the Company's corporate structure or business.

          1.3  Grant of Irrevocable Proxy; Appointment of Proxy.
               ------------------------------------------------

          (a) Seller hereby irrevocably grants to, and appoints David J. Roux and Daniel Cooperman, or either of them, in their respective capacities as officers of Parent, and any individual who shall hereafter succeed to any such office of Parent, and each of them individually, Seller's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of Seller, to vote the Tender Shares in favor of the Merger and otherwise as contemplated by Section 1.2.

          (b) Seller represents that any proxies heretofore given in respect of the Tender Shares are not irrevocable, and that any such proxies are hereby revoked.

          (c) Seller understands and acknowledges that Parent is entering into the Merger Agreement in reliance, among other things, upon Seller's execution and delivery of

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this Agreement.  Seller hereby affirms that the irrevocable proxy set forth in this Section 1.3 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of Seller under this Agreement. Seller hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Seller hereby ratifies and confirms all that such proxies and attorneys-in-fact may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the Delaware General Corporation Law.

     1.4  No Inconsistent Arrangements.  Seller hereby covenants and agrees
          ----------------------------
that, except as contemplated by this Agreement and the Merger Agreement, it shall not:

          (a) transfer (which term shall include, without limitation, any sale, gift, pledge or other disposition), or consent to any transfer of, any or all of the Tender Shares or any interest therein; provided, however, that Seller may
                                           --------  -------
transfer (i) the Tender Shares by will or intestacy, and (ii) up to 10% of the Tender Shares as a bona fide gift or gifts, provided that prior to any such permitted transfer, each transferee shall agree in writing (in a form satisfactory to Parent) that such transferee will receive and hold such Tender Shares subject to the provisions of this Agreement;

          (b) enter into any contract, option or other agreement or understanding with respect to any transfer of any or all of the Tender Shares or any interest therein;

          (c) grant any proxy, power-of-attorney or other authorization in or with respect to any or all of the Tender Shares;

          (d) deposit the Tender Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Tender Shares; or

          (e) take any other action that would make any representation or warranty of Seller hereunder untrue or incorrect.

     1.5  Waiver of Appraisal Rights.  Seller hereby waives any rights of
          --------------------------
appraisal or rights to dissent from the Merger that he may have under applicable law.

     2.  Expiration.  This Agreement and Seller's obligation to tender and vote
         ----------
as provided herein shall terminate on the earlier of the payment for the Tender Shares pursuant to the Offer and the termination of the Merger Agreement in accordance with its terms.

     3.  Representation and Warranties.  Seller hereby represents and warrants
         -----------------------------
to Parent as follows:

          3.1  Title.  Seller has good and valid title to the Owned Shares and,
               -----
upon the acquisition thereof, will have good and valid title to any other Tender Shares, in each case, free and clear of any lien, pledge, charge, encumbrance or claim of whatever nature and, upon the

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purchase of the Tender Shares by the Purchaser, Seller will deliver good and valid title to the Tender Shares, free and clear of any lien, charge, encumbrance or claim of whatever nature.

          3.2  Ownership of Shares.  On the date hereof, the Owned Shares are
               -------------------
owned of record or beneficially by Seller and, on the date hereof, the Owned Shares constitute all of the Shares (and associated Rights) owned of record or beneficially by Seller. Seller has sole voting power and sole power of disposition with respect to all of the Owned Shares, with no restrictions, subject to applicable federal securities laws, on Seller's rights of disposition pertaining thereto.

          3.3  Power; Binding Agreement.  Seller has the legal capacity, power
               ------------------------
and authority to enter into and perform all of his obligations under this Agreement. The execution, delivery and performance of this Agreement by Seller will not violate any other agreement to which Seller is a party including, without limitation, any voting agreement, stockholders agreement or voting trust. This Agreement has been duly and validly executed and delivered by Seller and constitutes a valid and binding agreement of Seller, enforceable against Seller in accordance with its terms.

          3.4  No Conflicts.  Other than in connection with or in compliance
               ------------
with the provisions of the Exchange Act and the HSR Act, no authorization, consent or approval of, or filing with, any court or any public body or authority is necessary for the consummation by Seller of the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a breach, violation or default (or any event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, encumbrance, pledge, charge or claim upon any of the properties or assets of Seller under, any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument to which Seller is a party or by which his or her properties or assets are bound.

     4.  Additional Shares.  Seller hereby agrees, while this Agreement is in
         -----------------
effect, to promptly notify Parent of the number of any Shares (and associated Rights) acquired by Seller after the date hereof.

     5.  Further Assurances.  From time to time, at Parent's request and without
         ------------------
further consideration, Seller shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate and make effective the transactions contemplated by
Section 1 of this Agreement.

     6.  Miscellaneous.
         -------------

          6.1  Survival of Representations.  The representations and warranties
               ---------------------------
made herein shall survive the sale of the Tender Shares and the termination of this Agreement.

          6.2  Entire Agreement; Assignment.  This Agreement (a) constitutes the
               ----------------------------
entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to

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the subject matter hereof and (b) shall not be assigned by operation of law or otherwise, provided that Parent may assign its rights and obligations hereunder to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Parent of its obligations hereunder if such assignee does not perform such obligations.

          6.3  Amendments.  This Agreement may not be modified, amended, altered
               ----------
or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto.

          6.4  Notices.  All notices, requests, claims, demands and other
               -------
communications hereunder shall be in writing and shall be given by hand delivery or telecopy or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

     If to Seller:

          [address]


     copy to:

          Peabody & Arnold LLP
          50 Rowes Wharf
          Boston, MA 02110
          Attn:  William E. Kelly

     If to Parent:

          Oracle Corporation
          500 Oracle Parkway
          Redwood City, CA 94065
          Attn:  Daniel S. Cooperman,
          Senior Vice President, General
          Counsel and Secretary

     copy to:

          Venture Law Group
          A Professional Corporation
          2800 Sand Hill Road
          Menlo Park, CA 94025
          Attn:  Donald M. Keller, Jr.

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

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          6.5  Governing Law.  This Agreement shall be governed by and construed
               -------------
in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

          6.6  Specific Performance.  Seller recognizes and acknowledges that a
               --------------------
breach by him or her of any covenants or agreements contained in this Agreement will cause Parent to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore Seller agrees that in the event of any such breach, Parent shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

          6.7  Counterparts.  This Agreement may be executed in two
               ------------
counterparts, each of which shall be deemed to be an original, but both of which shall constitute one and the same Agreement.

          6.8  Descriptive Headings.  The descriptive headings used herein are
               --------------------
inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

          6.9  Severability.  Whenever possible, each provision or portion of
               ------------
any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

          6.10  Seller Capacity.  By executing this Agreement no person who is
                ---------------
or becomes during the term hereof a director or officer of the Company makes any agreement or understanding in his or her capacity as such officer or director. Seller signs solely in his or its capacity as a shareholder and nothing in this Agreement shall limit or affect any actions taken by Seller in his or its capacity as an officer or director of the Company or as an entity employing or otherwise controlling one or more officers or directors of the Company.

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     IN WITNESS WHEREOF, Parent and Seller have caused this Agreement to be duly executed as of the day and year first above written.

                                    PARENT:

                                    By: __________________________

                                    Name: ________________________

                                    Date: ________________________


                                    SELLER:

                                    By: __________________________

                                    Name: ________________________

                                    Date: ________________________